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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

[BANCORPSOUTH LOGO]

FOR IMMEDIATE RELEASE

    Financial Contacts:
    BancorpSouth: Nash Allen or Gary Bonds, 662-680-2330
    The Business Bank: Larry Denison, 225-768-1100
    Premier Bank of Brentwood: Jim Harris, 615-376-0001

    Media Contacts:
    BancorpSouth: Randy Burchfield, 662-620-4302
    The Business Bank: Larry Denison, 225-768-1100
    Premier Bank of Brentwood: Jim Harris, 615-376-0001

    Online:  www.bancorpsouth.com


                  BANCORPSOUTH COMPLETES ACQUISITIONS TO EXPAND
                        NASHVILLE, TENN., MARKET PRESENCE
                   AND ENTER BATON ROUGE, LA., BANKING MARKET


TUPELO, Miss. -- (Jan. 1, 2005) -- BancorpSouth, Inc., (NYSE:BXS) announced today from its corporate headquarters in Tupelo the completion of its acquisitions of Premier Bancorp, Inc., of Brentwood, Tennessee, and Business Holding Corporation, Inc., of Baton Rouge, Louisiana. The mergers give BancorpSouth a banking presence in the Baton Rouge metropolitan market and expand BancorpSouth's market presence in the Nashville suburb of Brentwood.

BancorpSouth Chairman and CEO Aubrey B. Patterson said, "The mergers of Premier Bank of Brentwood and The Business Bank in Baton Rouge with BancorpSouth allow our bank to expand and move into two of the South's most dynamic economies. BancorpSouth gains the benefit of an established presence in these two markets, and the customers and employees of both banks reap the benefits offered by a $10.6 billion, community-oriented banking system."

Jim Kelley, President and COO of BancorpSouth, said, "These partnerships are a win-win situation. BancorpSouth immediately expands its presence in the Nashville suburb of Brentwood to complement our existing banking facility we opened two years ago. In Baton Rouge, where we already have the largest insurance agency in Louisiana, now BancorpSouth offers our customers a complete line of banking and other financial services."

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BUSINESS HOLDING CORPORATION was the holding company for The Business Bank, a
$172 million asset commercial bank founded in 1998. The Business Bank provided commercial banking services in East Baton Rouge Parish and contiguous communities. Baton Rouge is Louisiana's state capital, and East Baton Rouge Parish is the third-most populated parish in Louisiana.

Larry Denison, who assumes duties as President of BancorpSouth in Baton Rouge, said, "We are very pleased to become a part of BancorpSouth today. This merger gives us the opportunity to expand our business model with the strength of a large, resourceful and very community-minded financial institution." Former Louisiana governor Charles "Buddy" Roemer III, immediate past president and CEO of The Business Bank said, "BancorpSouth's community style of banking will be a good fit for the Baton Rouge market and Larry Denison will do a great job as our community bank president." Roemer will continue with merger related responsibilities as well as concentrating on strategic planning and development for BancorpSouth.

PREMIER BANCORP was the holding company for Premier Bank of Brentwood, a $156.8 million asset commercial bank established in 1997. Premier operated two banking locations in the Brentwood area of Williamson County. The county is one of the top ranked areas in the U.S. for growth potential and prosperity.

Jim Harris, who assumes duties as President of BancorpSouth in Brentwood, said, "The completion today of our merger with BancorpSouth gives us the opportunity to grow more rapidly in the Brentwood and Williamson County areas as well as the greater Nashville market."

Headquartered in Tupelo, Mississippi, BancorpSouth is a financial holding company with $10.6 billion in assets operating 247 banking and mortgage locations and approximately 230 automated teller machines in Arkansas, Alabama, Louisiana, Mississippi, Tennessee and Texas communities. The Company also provides investment services through its subsidiary, BancorpSouth Investment Services, Inc., and insurance services through BancorpSouth Insurance Services, Inc. BancorpSouth's common stock is traded on the New York Stock Exchange under the symbol "BXS."

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to BancorpSouth's future changes and the effects of the merger.

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We caution you not to place undue reliance on the forward looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, inability to successfully integrate the companies after the merger, materially adverse changes in financial conditions, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of BancorpSouth to compete with other financial services companies, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, the ability of BancorpSouth to attract, train, and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, BancorpSouth's dependence on existing sources of funding, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, and other factors generally understood to affect the financial results of financial service companies, and other risks detailed from time to time in BancorpSouth's news releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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